Exhibit 23
                                                            ----------



                    CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference into (a) Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (Registration No. 33-13363) relating to the Profit-Sharing Plan of American Brands, Inc., the Registration Statement on Form S-8 (Registration No. 33-45869) relating to the Profit-Sharing Plan of The American Tobacco Company and the Registration Statement of Form S-8 (Registration No. 33-39855) relating to the 1990 Long-Term Incentive Plan of American Brands, Inc., and the prospectuses related thereto, and (b) the prospectuses related to the Registration Statement and Post-Effective Amendments to Registration Statements on Form S-3 (Registration Nos. 33-50832, 33-42397, 33-23039 and 33-3985) of American Brands, Inc., of our report dated February 1, 1994 accompanying the consolidated financial statements of American Brands, Inc. and its subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, included in Exhibit 99 to this Current Report on Form 8-K of American Brands, Inc.


                                             COOPERS & LYBRAND


1301 Avenue of the Americas
New York, New York  10019
February 22, 1994